UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32365	13-4284187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3225 North Central Avenue, Suite 1205 Phoenix, Arizona		85012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 602-277-5559

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Tallahassee Mall Acquisition

On May 3, 2005, a wholly owned subsidiary of Feldman Equities Operating Partnership, LP, the operating partnership subsidiary of Feldman Mall Properties, Inc. (the “Company”), entered into an Amendment to Contract for Sale and Purchase (the “Amendment”) with Tallahassee Mall Partners, Ltd. amending the Contract for Sale and Purchase (the “Purchase Agreement”) between the parties dated April 21, 2005. Pursuant to the Purchase Agreement, the Company agreed to acquire the ground leasehold and improvements constituting the Tallahassee Mall in Tallahassee, Florida (the “Property”). Under the terms of the Amendment, the purchase price for the Property has been reduced from approximately $65 million to approximately $61.5 million. The Company has also completed its due diligence review of the Property and, pursuant to the Amendment, has waived its right to terminate the Purchase Agreement during its inspection period. The closing of the transaction remains subject to customary closing conditions for transactions of this type, including lender consent to the Company’s assumption of approximately $45.3 million in mortgage debt on the Property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.

By:	/s/ Larry Feldman___________________
Name: Larry Feldman
Title: Chairman and Chief Executive Officer

Date: May 5, 2005